Exhibit 23.6

BIA Financial Network, Inc. 15120 Enterprise Court, Suite 100 Chantilly, Virginia 20151 Phone: 703.818.2425 ▪ Fax: 703.803.3299 www.bia.com
August 27, 2008
Board of Directors
Cinemark Holdings, Inc.
3900 Dallas Pkwy
Suite #500
Plano, TX. 75093
Members of the Board:
We hereby consent to the incorporation by reference by Cinemark Holding, Inc. (the “Company”) in this Registration Statement on Form S-8 the data reported by our source “BIAfn, Media Access Pro for Television, 2007,” and our name in connection which such data cited in the form 10-K filed by the Company with the Securities and Exchange Commission on March 28, 2008.

Mark R. Fratrik, PHD
Vice President
BIA Financial Network
August 27, 2008
Media Intelligence & Investment Resources